Exhibit 99.2

               Hirsch Delivers Solid Profitability for Fiscal 2006

HAUPPAUGE, N.Y. - April 27, 2006 - Hirsch International Corp. (NASDAQ: HRSH) today announced its financial results for the fourth quarter and year ended January 28, 2006.

For the year ended January 28, 2006 net sales from continuing operations were $51.1 million compared with $44.4 million for the 2005 fiscal year, an increase of $6.7 million or 15.1%. Gross profit dollars increased $3.4 million for the same period and gross margin improved from 30.9% in fiscal 2005 to 33.5% in fiscal 2006. Operating expenses increased $0.6 million or 3.8% from fiscal 2005. Included in fiscal 2006 was a non-recurring charge for severance of $147,000. This resulted in the company having operating income of $622,000 for fiscal 2006 as compared to an operating loss of $2.1 million for fiscal 2005 or a $2.7 million improvement for the year. Income from continuing operations was $0.1 million for fiscal 2006 as compared to loss from continuing operations of $2.1 million for the previous fiscal year. Included in other expense for fiscal 2006, was a write off of $0.6 million of transaction costs associated with the termination of the merger with Sheridan Square Entertainment. Net income was $0.5 million or an improvement $2.3 million for the year as compared to a net loss of $1.8 million in the previous fiscal year. Included in this fiscal year's net income was income from discontinued operations of $447,000 associated with Hometown Threads and the wind down of the HAPL Leasing. Net loss for the fiscal 2005 included income from discontinued operations of $376,000.

For the fourth quarter ended January 28, 2006, net sales were comparable at $12.0 million to last year's fourth quarter. Gross profit dollars increased by $
1.0 million to $ 4.3 million and gross margin improved to 36% from 27.8% for the previous year. Operating expenses increased by $0.7 million over last year which then resulted in an operating loss of $0.2 million for fiscal 2006 an improvement of $ 0.3 million from an operating loss of $0.5 million for last year's fourth fiscal quarter. Included in the fiscal 2006 fourth quarter was the write off of approximately $ 0.6 million in transaction costs associated with the termination of the merger with Sheridan Square Entertainment. The net loss for the quarter was $0.3 million a decrease of $.02 million from the net loss for the same quarter last year of $0.5 million. Included in this year's fiscal fourth quarter net income was income from discontinued operations of $447,000 associated with Hometown Threads and the wind down of HAPL Leasing. Net loss for fiscal 2005 included income from discontinued operations of $376,000. For more detailed information please refer to the Company's filings with the Securities and Exchange Commission including, without limitation, its Report on Form 10K for the fiscal year ended January 29, 2005"

"We are extremely pleased with our progress during fiscal 2006," stated Paul Gallagher, President and CEO of Hirsch International. "These results are the culmination of our efforts over the past few years to reinvent Hirsch's "Tajima Sales & Support by Hirsch" business. In addition to re-establishing the company as the clear market leader and returning it to profitability, by year-end we had succeeded in accumulating cash of over $13 million ($1.42 per fully diluted share) that is now available to support and expand our business."

"Our  outstanding  team  of  professionals;   expanded  market  presence,   with
twenty-five locations across the country; top-notch product offerings with Tajima equipment, software by Pulse Microsystems; and superior service and support continue to be the key drivers of the increases in both sales and profitability. I want to thank all of our stakeholders including all of our employees, our strategic partners, and most importantly, our customers, who continued to show their unwavering support for our products and services. We remain confident in our future and believe improved economic conditions and continued demand from our loyal customer base will continue to provide the company with opportunities for growth and profitability throughout the year."

Mr. Gallagher further commented on the planned merger with Sheridan Square Entertainment, "As previously announced, we and Sheridan have reached an agreement in principal to terminate the previously announced Merger Agreement entered into last July. We are presently negotiating a formal termination agreement."

"We will continue to protect and strengthen our core business while venturing into new investment and acquisition opportunities. We expect these opportunities to be both within and tangent to our current core business and in other areas where we believe we can provide benefit from our combination of capital and strategic assistance. As always, our overall objective will be to maximize shareholder value."

Hirsch International is the leading single source provider of Tajima embroidery systems marketing under the name Tajima Sales & Support by Hirsch. For more information on Hirsch products and services, call Hirsch International Corp. at
1.800.394.4426 or visit the website at www.Tajima-Hirsch.com.

Certain statements and information included in this press release constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements express our intentions, strategies, or predictions for the future. These forward looking statements involve unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Hirsch to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, without limitation, ongoing competition from other distributors and manufacturers of embroidery equipment, fluctuations in currency, the effectiveness of new advertising and promotion strategies, availability of adequate supplies of inventory, the ability to attract and maintain employees, legal and regulatory matters, potential new business opportunities, the Company's ability to have a competitive position in the embroidery machine market, volatility in sales, fluctuations in working capital and general economic conditions. A further discussion of factors that could affect Hirsch's results is included in reports filed with the Securities and Exchange Commission, including Hirsch's Annual Report on Form 10-K for the year ended January 28, 2006.

Contact:
Paul Gallagher
President and Chief Executive Officer
Hirsch International Corp.
631.701.2211


Beverly Eichel
Chief Financial Officer
Hirsch International Corp.
631.701.2169

                   HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)


                                                                    January 28,              January 29,
                                                                 -----------------       ------------------
                                                                       2006                      2005
                                                                       ----                      ----

ASSETS

  Cash and cash equivalents (includes restricted cash)                  $ 13,676                  $12,048

  Accounts receivable, net                                                 4,929                    4,914

  Inventories, net                                                         4,128                    5,776

  Other current assets                                                       513                      393

  Assets of discontinued operations - short and long term                      0                      831

  Property, plant and equipment, net                                       1,574                    1,949

  Other assets                                                             1,534                      715
                                                                 -----------------       ------------------

   TOTAL ASSETS                                                         $ 26,354                  $26,626
                                                                 =================       ==================


LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

  Accounts payable and accrued expenses                                   $9,428                   $8,346

  Customer deposits and other                                                430                      585

  Liabilities of discontinued operations                                       0                    1,495

  Deferred gain on sale of building - short and long term                    608                      727

  Long and short-term debt                                                 1,270                    1,418
                                                                 -----------------       ------------------

   TOTAL LIABILITIES                                                      11,736                   12,571
                                                                 -----------------       ------------------

   TOTAL STOCKHOLDERS' EQUITY                                             14,618                   14,055
                                                                 -----------------       ------------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $26,354                  $26,626
                                                               =================         ==================

                   HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (All amounts in thousands, except per share data)



                                                                     THREE MONTHS ENDED                    YEARS END
                                                               ------------------------------   ------------------------------
                                                               January 28,      January 29,     January 28,     January 29,
                                                               ------------------------------   ------------------------------
                                                                   2006            2005             2006           2005
                                                                   ----            ----             ----           ----

NET SALES                                                            $11,975         $11,968         $51,139          $44,394
                                                               --------------  --------------   -------------  ---------------

GROSS PROFIT                                                           4,314           3,322          17,106           13,734
                                                               --------------  --------------   -------------  ---------------

OPERATING EXPENSES
      Selling, general and administrative expenses                     4,563           3,861          16,337           15,874
      Restructuring costs                                                  0               0             147                0
                                                               --------------  --------------   -------------  ---------------
         Total operating expenses                                      4,563           3,861          16,484           15,874
                                                               --------------  --------------   -------------  ---------------

OPERATING INCOME (LOSS)                                                (249)           (539)             622          (2,140)
                                                               --------------  --------------   -------------  ---------------

OTHER (INCOME) EXPENSE
      Transaction costs                                                 605               0              605               0
      Other (income) expense                                           (110)             (5)            (105)              1
                                                               --------------  --------------   -------------  ---------------
        Total other (income) expense                                    495              (5)             500               1

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
PROVISION (BENEFIT)FOR INCOME TAXES AND DISCONTINUED
OPERATIONS                                                             (744)           (534)             122          (2,139)

INCOME TAX PROVISION (BENEFIT)                                           (6)            (11)              32                9

INCOME (LOSS) FROM CONTINUING OPERATIONS                               (738)           (523)              90          (2,148)

INCOME FROM DISCONTINUED OPERATIONS                                     447               0              447              376
                                                                --------------  --------------   -------------  ---------------

NET INCOME (LOSS)                                                   ($  291)        ($  523)           $ 537        ($ 1,772)
                                                                ==============  ==============   =============  ===============

INCOME (LOSS)  PER SHARE:
      BASIC:
      Income (loss) from continuing operations                      ($ 0.09)        ($ 0.06)           $0.01          ($0.26)
      Income from discontinued operations                            $ 0.05         ($ 0.00)           $0.05           $0.05
                                                                --------------  --------------   -------------  ---------------
          Net income (loss)                                         ($ 0.04)        ($ 0.06)           $0.06          ($0.21)
                                                                ==============  ==============   =============  ===============


      DILUTED:
      Income (loss) from continuing operations                      ($ 0.07)        ($ 0.06)           $0.01         ($ 0.26)
      Income (Loss) from discontinued operations                     $ 0.05          $ 0.00            $0.05          $ 0.05
                                                                --------------  --------------   -------------  ---------------
                Net income (loss)                                   ($ 0.02)        ($ 0.06)           $0.06         ($ 0.21)
                                                                ==============  ==============   =============  ===============



WEIGHTED AVERAGE NUMBER OF SHARES
     IN THE CALCULATION OF EARNINGS (LOSS) PER
     SHARE
      Basic                                                          8,487            8,330            8,481          8,351
                                                                ==============  ==============   =============  ===============
      Diluted                                                        9,623            8,330            9,617          8,351
                                                                ==============  ==============   =============  ===============
